                                                                 EXHIBIT 10.73


                                AMENDMENT NO. 5
                                       TO
                          LOAN AND SECURITY AGREEMENT
                          Dated as of December 6, 1994
                              AMENDED AND RESTATED
                            as of September 29, 1995

                 THIS AMENDMENT NO. 5 dated as of March 28, 1996 (this "Amendment") is entered into among ROADMASTER CORPORATION, a Delaware corporation ("RMC"), ROADMASTER LEISURE INC., a corporation incorporated under the laws of the province of Ontario, Canada ("RML"), WILLOW HOSIERY COMPANY, INC., a New York corporation ("Willow"), HUTCH SPORTS USA INC., a Delaware corporation ("Hutch"), and ROADMASTER RECEIVABLES CORPORATION, an Illinois corporation ("RRC") (RMC, RML, Willow, Hutch and RRC being sometimes hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the financial institutions named on the signature pages of this Amendment as "Lenders," and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"). Capitalized terms used herein but not defined herein shall have the meanings provided in the Loan Agreement.

                              W I T N E S S E T H:

                 WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of December 6, 1994, as amended and restated as of September 29, 1995, as further amended as of October 31, 1995 pursuant to Amendment No. 1 thereto, as of January 15, 1996 pursuant to Amendment No. 2 thereto, as of February 14, 1996 pursuant to Amendment No. 3 thereto, and as of March 8, 1996 pursuant to Amendment No. 4 thereto (the "Loan Agreement"); and

                 WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

                 Section 1. Amendment of the Loan Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 3 below, effective as of December 31, 1995, the Loan Agreement is hereby amended as follows:

                 (a) The definition of "Adjusted Tangible Net Worth" contained in Section 1.1 is amended and restated as follows:

                          "Adjusted Tangible Net Worth" means, with respect to
                 a Borrower, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with
                 GAAP) at which the Adjusted Tangible Assets of such Borrower would be shown on a balance sheet of such Borrower at such date prepared in accordance with GAAP less (b) the amount of Debt of such Borrower (excluding (1) in the case of RMC, the then outstanding principal amounts of the Subordinated Debt and the outstanding principal amount of Debt incurred under the Subordinated Revolver, and (2) Debt incurred and subordinated to the Obligations on a basis satisfactory in form and substance to the Agent and the Lenders); provided that Adjusted Tangible Net Worth shall be calculated, (A) with respect to RMC and Hutch, without giving effect to the Distributions, if any, by Hutch, and simultaneous capital contributions by the Parent to RMC, permitted pursuant to clause (2)(B) of the second sentence of Section 8.10, (B) with respect to RMC, without giving effect to (i) the payments of principal of the Debt outstanding under the Subordinated Revolver to enable the Parent to redeem Senior Subordinated Notes in accordance with subclause (D) of clause 2 of Section 8.15, or (ii) the Distributions to the Parent by RMC in the respective amounts of $1,500,000 and $250,000, which Distributions were permitted pursuant to Section 2 of Amendment No. 5 to this Agreement, and (C) with respect to each Borrower, without giving effect to the payment of closing fees, legal expenses and associated costs incurred by such Borrower in connection with the initial closing of the transactions described in this Agreement or payments made to employees pursuant to severance packages in effect on the date of this Agreement.

                 (b) Paragraph (a) of the definition of "Individual Borrowing Base" contained in Section 1.1 is amended and restated as follows:

                          (a) at any time with respect to RMC, the sum of (1) eighty-five percent (85%) of the Net Amount of Eligible Accounts of RMC at such time plus (2) an amount equal to the lesser of (A) $90,000,000, and (B) (i) sixty percent (60%) of the value of Eligible Inventory of RMC at such time.

                 (c) The definition of "Triggering Date" contained in  Section
         1.1 of the Loan Agreement is amended and restated as follows:

                          "Triggering Date" means a date designated by the
                 Agent following the occurrence of either (a) Availability being less than $17,500,000, or (b) any Default or Event of Default, and in either such case the Agent's election in its discretion to designate a Triggering Date; provided, that the Triggering Date may not occur prior to two (2) Business Days following the Agent's notice thereof to RMC.

                 (d) Clauses 2 and 3 of Section 8.15 of the Loan Agreement are amended and restated as follows:

                          (2) (A)  pay interest on the Subordinated Debt in the
                 original principal amount of $33,000,000 evidenced by that certain Third Subordinated Term Note dated September 30, 1993 executed by RMC in favor of the Parent in amounts not to exceed $1,035,000 per calendar quarter to enable the Parent to pay interest which is then due and payable on the Subordinated Debentures; (B) pay interest at a rate not in excess of eight percent (8%) per annum, on that certain Debt in the original principal amount of $6,000,000 evidenced by that certain Fourth Subordinated Term Note dated November 30, 1993 executed by RMC in favor of the Parent, to enable the Parent to pay interest which is then due and payable on the Subordinated Debentures; (C) pay interest on the Debt outstanding under the Subordinated Revolver in amounts not to exceed $5,875,000 semiannually to enable the Parent to pay interest which is then due and payable on the Senior Subordinated Notes (provided, that the amount of such interest permitted to be paid pursuant to this clause (C) shall be reduced by the product of (a) the excess, if any, of $50,000,000 over the principal of the Debt outstanding from time to time under the Subordinated Revolver times (b) the interest rate of 11 3/4% per annum applicable thereto); and (D) make payments of principal of the Debt outstanding under the Subordinated Revolver to enable the Parent to redeem Senior Subordinated Notes, such payments not to exceed (i) $20,000,000 in the aggregate during the period commencing on March 28, 1996 and ending on December 31, 1996, or (ii) $5,000,000 during any period of fourteen (14) consecutive days; provided, however, that the payments described in subclauses (A), (B) and (C) of this clause (2) may not be made in the event that after giving effect thereto, there would have occurred any Default or Event of Default; and provided, further, that the payments described in subclause (D) of this clause (2) may not be made in the event that after giving effect thereto (i) Availability would be less than $30,000,000, or (ii) there would have occurred any Default or Event of Default (provided, that no payment described in subclause (D) of this clause (2) may be made unless the Agent shall have received at least one (1) Business Day's prior notice of such payment, which notice shall set forth the face amount of the Senior Subordinated Notes proposed to be redeemed and the price therefor, and contain a certificate of the chief financial officer or treasurer of the Parent setting forth in reasonable detail the calculations required to establish that after giving effect to such payment, Availability would not be less than $30,000,000, and stating that after giving effect to such payment, there would not have occurred any Default or Event of Default); and

                           (3) pay principal on the DP Note to the extent required to enable DP to pay its obligations and liabilities, as and when DP shall be required to do so; provided, however, that the payments described in this clause (3) may not be made in the event that after giving effect thereto, (i) there would have occurred any Default or Event of Default, or (ii) the sum of such payments made upon or after the Restatement Closing Date would exceed $5,000,000.

                 (e) Sections 8.23, 8.25, 8.26 and 8.27 of the Loan Agreement are amended and restated as set forth on Exhibit A hereto.

                 Section 2. RMC Distributions; Purchase of T.Q., Inc. Capital Stock. (a) Reference is hereby made to Section 8.10 of the Loan Agreement, which, among other things, prohibits each Borrower from making Distributions, other than certain Distributions described therein. Notwithstanding such prohibition, subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Lenders hereby consent to (a) a one-time Distribution to the Parent by RMC in the amount of $1,500,000, to enable the Parent to replenish funds in its money market deposit account with LaSalle National Bank, such Distribution to be made on or prior to April 15, 1996, and (b) a one-time Distribution to the Parent by RMC in the amount of $250,000, to enable the Parent to make a contemporaneous contribution to the capital of Hutch in such amount, such Distribution to be made on or prior to June 30, 1996; provided, that at the time of such Distributions and after giving effect thereto no Default or Event of Default shall exist and be continuing and that such Distributions shall be made in accordance with all applicable laws.

                 (b) Reference is hereby made to Section 8.21 of the Loan Agreement, which, among other things, prohibits each Borrower from acquiring any Subsidiary. Notwithstanding such prohibition, subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Lenders hereby consent to the acquisition by Hutch, on or prior to June 30, 1996, of that portion of the capital stock of T.Q., Inc., a Kentucky corporation, that is not currently owned by Hutch, for a purchase price not to exceed $1,040,000 (of which not more than $250,000 shall be cash, with the balance of the purchase price consisting of the assumption of certain liabilities). Hutch acknowledges that such capital stock shall, immediately following such acquisition, be delivered to the Agent, and shall be held by the Agent subject to the terms of the Hutch Pledge.

                 Section 3. Conditions to Amendment. This Amendment shall become effective upon satisfaction of the following conditions:

                 (a) the receipt by the Agent, by facsimile transmission, of signed counterparts of this Amendment, executed by each Lender, each Borrower and each other party thereto, and the execution of this Amendment by the Agent; provided that each Lender, each Borrower and each other party thereto shall promptly thereafter execute and deliver to the Agent eight original counterparts of this Amendment;

                 (b) the receipt by the Agent, by facsimile transmission, of signed counterparts of an Amendment No. 1 to the Parent Guaranty, executed by the Parent; provided that the Parent shall promptly thereafter execute and deliver to the Agent eight original counterparts of such Amendment No. 1 to the Parent Guaranty;

                 (c) the receipt by the Agent, by facsimile transmission, of signed counterparts of an Amendment No. 1 to the Parent Subordination Agreement, executed by the Parent; provided that the Parent shall promptly thereafter execute and deliver to the Agent eight original counterparts of such Amendment No. 1 to the Parent Subordination Agreement;

                 (d) the receipt by the Agent, by facsimile transmission, of signed counterparts of an Amendment No. 1 to the DP Subordination Agreement, executed by DP; provided that DP shall promptly thereafter execute and deliver to the Agent eight original counterparts of such Amendment No. 1 to the DP Subordination Agreement;

                 (e) the receipt by the Agent, by facsimile transmission, of signed counterparts of an Acknowledgment and Reaffirmation Agreement, executed by each Borrower and each other party thereto; provided that each Borrower and each other party thereto shall promptly thereafter execute and deliver to the Agent eight original counterparts of such Acknowledgment and Reaffirmation; and

                 (f) the receipt by the Agent, for the benefit of the Lenders, of an amendment fee in the amount of $250,000.

                 Section 4. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

           Section 5.  Reference to and Effect on the Loan Agreement.

                 (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

                 (b) Except as specifically amended above, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                 (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement or of any Default or Event of Default in existence on the date of this Amendment.

                 Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                 Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

                 Section 8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.


                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of March 28, 1996.


                                           ROADMASTER CORPORATION


                                           By:
                                              -------------------------------
                                              Title:

                            ROADMASTER LEISURE INC.


                            By:
                               ----------------------------
                               Title:

                            WILLOW HOSIERY COMPANY, INC.


                            By:
                               ----------------------------
                               Title:

                            HUTCH SPORTS USA INC.


                            By:
                               ----------------------------
                               Title:

                            ROADMASTER RECEIVABLES CORPORATION


                            By:
                               ----------------------------
                               Title:

                            BANKAMERICA BUSINESS CREDIT, INC., as the
                            Agent


                            By:
                               ----------------------------
                               Vice President

                            BANKAMERICA BUSINESS CREDIT, INC., as a Lender


                            By:
                               ----------------------------
                               Vice President

                            DEUTSCHE FINANCIAL SERVICES CORPORATION, as a Lender


                            By:
                               ----------------------------
                               Vice President

                            MELLON BANK, N.A., as a Lender


                            By:
                               -------------------------------
                               Vice President

                            NATIONSBANK OF GEORGIA, N.A., as a Lender


                            By:
                               -------------------------------
                               Vice President

                            GREEN TREE FINANCIAL SERVICING CORPORATION, as a Lender


                            By:
                               -------------------------------
                               Vice President

                            NATIONAL BANK OF CANADA, a Canadian chartered bank, as a Lender


                            By:
                               -------------------------------
                               Vice President


                            By:
                               -------------------------------
                            FIRST BANK NATIONAL ASSOCIATION, as a Lender


                            By:
                               -------------------------------
                               Vice President

                                   EXHIBIT A
                                       to
                                Amendment No. 5

                 8.23 Capital Expenditures. (a) RMC shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by RMC would exceed (1) $16,500,000 during Fiscal Year 1996, (2) $17,500,000 during Fiscal Year 1997, or (3) $5,000,000 during each fiscal quarter thereafter.

                 (b) RML shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by RML would exceed (1) $75,000 during Fiscal Year 1996, (2) $85,000 during Fiscal Year 1997, or (3) $25,000 during each fiscal quarter thereafter.

                 (c) Willow shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Willow would exceed (1) $175,000 during Fiscal Year 1996, (2) $200,000 during Fiscal Year 1997, or (3) $60,000 during each fiscal quarter thereafter.

                 (d) Hutch shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Hutch would exceed (1) $1,000,000 during Fiscal Year 1996, (2) $1,000,000 during Fiscal Year 1997, or (3) $250,000 during each fiscal quarter thereafter.

                 (e)  RRC shall not make or incur any Capital Expenditures.

                 (f) No Borrower shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by all Borrowers would exceed (1) $17,750,000 during Fiscal Year 1996, (2) $18,785,000 during Fiscal Year 1997, or (3) $5,335,000 during each fiscal quarter thereafter.

Each amount set forth in clauses (a) through (d) of this Section 8.23 for any fiscal period shall hereinafter be referred to as a "Base Amount." In the event that a Borrower shall, during any applicable fiscal period, make or incur Capital Expenditures in an aggregate amount less than the Base Amount for such fiscal period, an amount (a "Carry-Over Amount") equal to the lesser of (1) one-half of such Base Amount, and (2) such Base Amount minus the aggregate amount of such Capital Expenditures actually made or incurred, shall be added to the Base Amount for the then next succeeding fiscal period. No Carry-Over Amount shall be added to any Base Amount other than the Base Amount for the then next succeeding fiscal period. For purposes of making the calculations contemplated by this paragraph, any Capital

Expenditures made or incurred during any fiscal period shall be deemed to reduce, first, the Base Amount for such fiscal period, and second, the Carry-Over Amount, if any, added to the Base Amount for such fiscal period.

                 8.25 Interest Coverage. (a) RMC will not permit the ratio of RMC's and its consolidated Subsidiaries' (other than Diversified Trucking's)
(1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than (i) 0.5 to 1.0 as of the last day of the third fiscal quarter of Fiscal Year 1996, calculated for the period commencing on January 1, 1996 and ending on such date, and (ii) 1.1 to 1.0 as of the last day of each fiscal quarter thereafter, calculated for the four (4) consecutive fiscal quarters ending on such date. For purposes of this
Section 8.25(a), Adjusted Net Earnings of RMC and its consolidated Subsidiaries, other than Diversified Trucking, for any fiscal quarter shall be deemed to include the principal amount of any Debt of RMC incurred during such fiscal quarter and subordinated to the Obligations on a basis satisfactory in form and substance to the Majority Lenders; provided, no such amounts in excess of $5,000,000 in the aggregate during the term of this Agreement shall be so included in Adjusted Net Earnings of RMC and its consolidated Subsidiaries other than Diversified Trucking.

                 (b) RML will not permit the ratio of RML's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than (i) 1.3 to 1.0 as of the last day of the first and second fiscal quarters of Fiscal Year 1996, calculated in each case for the period commencing on January 1, 1996 and ending on such date, (ii) 1.7 to 1.0 as of the last day of the third fiscal quarter of Fiscal Year 1996, calculated for the period commencing on January 1, 1996 and ending on such date, and (iii) 2.0 to 1.0 as of the last day of each fiscal quarter thereafter, calculated for the four (4) consecutive fiscal quarters ending on such date.

                 (c) Willow will not permit the ratio of Willow's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than (i) 1.2 to 1.0 as of the last day of the second fiscal quarter of Fiscal Year 1996, calculated for the period commencing on January 1, 1996 and ending on such date, (ii) 1.3 to 1.0 as of the last day of the third fiscal quarter of

Fiscal Year 1996, calculated for the period commencing on January 1, 1996 and ending on such date, (iii) 1.6 to 1.0 as of the last day of the fourth fiscal quarter of Fiscal Year 1996, calculated for the four (4) consecutive fiscal quarters ending on such date, (iv) 1.7 to 1.0 as of the last day of the first, second, third and fourth fiscal quarters of Fiscal Year 1997, calculated in each case for the four (4) consecutive fiscal quarters ending on such date, and
(v) 1.8 to 1.0 as of the last day of each fiscal quarter thereafter, calculated for the four (4) consecutive fiscal quarters ending on such date.

                 (d) Hutch will not permit the ratio of Hutch's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than (i) 0.6 to 1.0 as of the last day of the third fiscal quarter of Fiscal Year 1996, calculated for the period commencing on January 1, 1996 and ending on such date, (ii) 0.8 to 1.0 as of the last day of the fourth fiscal quarter of Fiscal Year 1996, calculated for the four (4) consecutive fiscal quarters ending on such date, (iii) 0.8 to 1.0 as of the last day of the first fiscal quarter of Fiscal Year 1997, calculated for the four (4) consecutive fiscal quarters ending on such date, and (iv) 1.0 to 1.0 as of the last day of each fiscal quarter thereafter, calculated for the four
(4) consecutive fiscal quarters ending on such date.

                 8.26 Adjusted Tangible Net Worth. (a) RMC and its consolidated Subsidiaries other than Diversified Trucking will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

            Amount                  Fiscal Quarter            Fiscal Year
            ------                  --------------            -----------
         $133,339,000               First                         1996
         $128,446,000               Second                        1996
         $127,524,000               Third                         1996
         $133,870,000               Fourth                        1996

                                    and

         $134,000,000               Each fiscal quarter
                                    thereafter

                 (b) RML will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

            Amount                  Fiscal Quarter            Fiscal Year
            ------                  --------------            -----------
         $ 3,000,000                   First                      1996
         $ 3,000,000                   Second                     1996
         $ 3,000,000                   Third                      1996
         $ 3,750,000                   Fourth                     1996
         $ 3,800,000                   First                      1997
         $ 3,950,000                   Second                     1997
         $ 4,250,000                   Third                      1997
         $ 4,600,000                   Fourth                     1997

                                       and

         $ 4,650,000                   Each fiscal quarter
                                       thereafter

                 (c) Willow will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

            Amount                  Fiscal Quarter            Fiscal Year
            ------                  --------------            -----------
         $ 1,750,000                   First                      1996
         $ 1,900,000                   Second                     1996
         $ 2,000,000                   Third                      1996
         $ 2,000,000                   Fourth                     1996
         $ 2,000,000                   First                      1997
         $ 2,050,000                   Second                     1997
         $ 2,100,000                   Third                      1997
         $ 2,250,000                   Fourth                     1997

                                       and

         $ 2,400,000                   Each fiscal quarter
                                       thereafter

                 (d) Hutch will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

            Amount                  Fiscal Quarter            Fiscal Year
            ------                  --------------            -----------
         $ 3,550,000                    First                     1996
         $ 2,750,000                    Second                    1996
         $ 3,150,000                    Third                     1996
         $ 3,200,000                    Fourth                    1996
         $ 3,300,000                    First                     1997
         $ 3,650,000                    Second                    1997
         $ 3,850,000                    Third                     1997
         $ 4,600,000                    Fourth                    1997

                                          and

         $ 4,750,000                Each fiscal quarter
                                    thereafter

                 8.27 Availability. The Borrowers shall maintain Availability of not less than $17,500,000 at all times, and RMC shall maintain Individual Availability of not less than $12,500,000 at all times.